UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

           Date of Report (Date of earliest reported): April 26, 2006


                           EUROWEB INTERNATIONAL CORP.
               (Exact name of registrant as specified in charter)


          Delaware                        1-1200                  13-3696015
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)


                       1138 Budapest, Vaci ut 141. Hungary
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: +36-1-8897000


                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On April 26, 2006, a lawsuit was filed in Delaware Court of Chancery (the "Court") by a stockholder of Euroweb International Corp. (the "Company") against the Company, each of the Company's directors and CORCYRA d.o.o., a stockholder of the Company that beneficially owns 39.81% of the Company's outstanding common stock of the Company. The Complaint is entitled Laurence Paskowitz v. Csaba Toro et al., C.A. No. 2110-N and was brought individually and as a class action on behalf of certain of the Company's common stockholders excluding defendants and their affiliates. The plaintiff alleges the proposed sale of 100% of the Company's interest in the Company's two Internet and telecom related operating subsidiaries (the "Subsidiaries") constitutes a sale of substantially all of the Company's assets and requires approval by a majority of the voting power of the Company's outstanding common stock under Section 271 of the Delaware General Corporation Law. The plaintiff also alleges the defendants breached their fiduciary duties in connection with the sale of the subsidiaries and the disclosures contained in the proxy statement filed on April 24, 2006. The plaintiff applied for a temporary restraining order seeking to enjoin the special meeting on May 15, 2006.

The Company denies any and all allegations of wrongdoing; however, in the interests of conserving resources, on April 28, 2006, the parties to the litigation entered into a Memorandum of Understanding providing for, subject to confirmatory discovery by plaintiff, the negotiation of a formal stipulation of a settlement of the litigation. Pursuant to the proposed settlement, the Board of Directors of the Company has determined to: (i) increase the vote required to approve the sale of 100% of the Company's interest in the Subsidiaries, (ii) revise the disclosure within the proxy statement to state that the bonus of up to US $400,000, which the Compensation Committee of the Company had the option to pay to select members of management, as the Board of Directors had previously elected to terminate the ability to pay such bonus and (iii) provide supplemental disclosure as contained in the Supplemental Proxy Statement to be mailed to stockholders and filed with the Securities and Exchange Commission on May 3, 2006. The settlement will provide for dismissal of the litigation with prejudice and is subject to Court approval. As part of the settlement, the Company has agreed to pay an amount of attorneys' fees and expenses that is to be negotiated between the two parties or, lieu of such agreement between the two parties, will be determined by the Court.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      EUROWEB INTERNATIONAL CORPORATION


                                      By: /s/ MOSHE SCHNAPP
                                          -----------------------------
                                          Name:  Moshe Schnapp
                                          Title: President

Date: May 2, 2006